Exhibit 99.2


                         STOCK SUBSCRIPTION APPLICATION

                     SUBSCRIPTION APPLICATION AND AGREEMENT

                               NORTH BAY BANCORP.
                               1500 SOSCOL AVENUE
                             NAPA, CALIFORNIA 94559
                                 (707) 257-8585

         Sir/Madam:

         The undersigned, having read the Prospectus dated February 9, 2000 of North Bay Bancorp hereby subscribe(s) for the number of shares of North Bay common stock, no par value, listed opposite each subscriber's name at $25.00 per share. This Subscription Application constitutes an offer by the subscriber(s) to purchase the number of shares specified. This offer cannot be revoked prior to acceptance or rejection of the offer by North Bay.

         APPLICATIONS FOR SUBSCRIPTIONS MUST BE RECEIVED BY THE VINTAGE BANK AS THE SUBSCRIPTION AGENT FOR NORTH BAY WITH PAYMENT IN FULL BY 5:00 P.M., PACIFIC TIME ON APRIL 15, 2000 UNLESS EXTENDED BY NORTH BAY TO A TIME NOT LATER THAN 5:00 P.M., PACIFIC TIME ON JUNE 30, 2000. NORTH BAY MAY TERMINATE THE OFFERING AT ANY TIME, AND ACCEPTED SUBSCRIPTIONS ARE SUBJECT TO CANCELLATION IN THE EVENT THAT NORTH BAY SHOULD ELECT TO CANCEL THE OFFERING IN ITS ENTIRETY.

         Enclosed with this Subscription Agreement is a check payable to "The Vintage Bank - North Bay Bancorp Subscription Account" as Subscription Agent, for the amount of this subscription for ______________ shares of North Bay common stock at $25.00 per share, in the total sum of $__________________. This amount when received may be held in an account which is not insured by the FDIC.

How Shares Are To Be Registered:
         Name and Address (Please Print)                      (Circle One)
         _____________________________________________        Individual                Individual Retirement Account
         _____________________________________________        Custodian                 Trustee
         _____________________________________________        Tenants in Common         Joint Tenants
         _____________________________________________        401(k) Plan               Other _________

         Subscriptions should be mailed or delivered to:

           The Vintage Bank
           North Bay Bancorp Stock Subscription Account
           1500 Soscol Avenue
           Napa, California 94559

         IN WITNESS WHEREOF, I (we) have executed this Subscription Application in triplicate and return it along with the full subscription price for all of the of North Bay common stock to be purchased. I (We) understand that all information submitted on this Subscription Application will be treated confidentially by North Bay.

Date:                          ,2000       Date:                        , 2000
     --------------------------                 ------------------------

------------------------------------       -----------------------------------
Signature                                  Signature

------------------------------------       -----------------------------------
Name (Please print or type)                Name (Please print or type)

Business Address:                          Business Address:

------------------------------------       -----------------------------------
Street                                     Street

------------------------------------       -----------------------------------
City, State, and Zip                       City, State, and Zip

------------------------------------       -----------------------------------
Telephone                                  Telephone


Residence Address:                         Residence Address:

------------------------------------       -----------------------------------
Street                                     Street

------------------------------------       -----------------------------------
City, State, and Zip                       City, State, and Zip

------------------------------------       -----------------------------------
Telephone                                  Telephone

------------------------------------       -----------------------------------
Social Security Number/Taxpayer            Social Security Number/Taxpayer
Identification Number (if applicable)      Identification Number (if applicable)


                     ORIGINAL: DELIVER TO SUBSCRIPTION AGENT
            DUPLICATE: DELIVER TO SUBSCRIPTION AGENT (FOR NORTH BAY)
                          TRIPLICATE: SUBSCRIBER'S COPY